UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100

Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

reAlpha Tech Corp. (the “Company”) has estimated its total revenue for the three months ended December 31, 2024, to be in the range of approximately $0.5 million to $0.6 million. The Company’s estimated total revenue for the year ended December 31, 2024, is projected to be in the range of approximately $0.9 million to $1.0 million.

The Company had cash of approximately $3.1 million as of December 31, 2024, a decrease of approximately $3.9 million from approximately $7.0 million as of September 30, 2024. This decrease in cash was primarily due to the Company’s cash payment of $1.5 million to the sellers of Debt Does Deals, LLC, d/b/a Be My Neighbor (“BMN”), on October 1, 2024, and the Company’s increased operating expenses related to BMN following its acquisition.

This preliminary unaudited financial data has been prepared by, and is the responsibility of, the Company’s management and is based on preliminary and unaudited information currently available to the Company as well as management’s estimates as of the date of this Current Report on Form 8-K. The Company’s actual financial results may differ materially from the estimated preliminary unaudited financial data set forth above and will not be finalized until after the Company completes its normal year-end accounting procedures. As a result, no undue reliance should be placed on these preliminary estimates. GBQ Partners, LLC (“GBQ”), the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this estimated preliminary financial data. Accordingly, GBQ does not express an opinion or any other form of assurance with respect thereto.

The information set forth under this Item 2.02 is being filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, will be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2025	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

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